                                                                     Exhibit 4.5

                       USF EMPLOYEES' STOCK PURCHASE PLAN

                           RESTATED AS OF MAY 1, 1998

         1. Establishment of Plan.  The USF Employees' Stock Purchase Plan (the
            ---------------------
"Plan") is established and made effective May 1, 1993 ("Effective Date") and restated on May 1, 1998 by USFreightways Corporation, a Delaware corporation (the "Company"), for the purpose of enabling eligible Employees to acquire a proprietary interest in the Company through the purchase of common stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

         2. Definitions.  When used in the Plan,  the terms defined below
            -----------
shall be construed in accordance  with the  definitions herein set forth:

                  a. Affiliate.  Any company or entity 50 percent or more of
                     ---------
whose voting shares or interests are owned directly or indirectly by the Company.

                  b. Agent. Any broker or other agent appointed by the Committee
                     -----
or pursuant to this Plan (i) to hold payroll withholdings until Rights are granted and Stock is purchased, (ii) to purchase Stock pursuant to this Plan, and (iii) to hold the Stock until distributed pursuant to this Plan, or any combination of any such brokers or other agents as the Committee may specify from time to time. An Agent shall be charged with the responsibility of safekeeping the funds paid in and remitted to such Agent and the Stock purchased under the Plan by such Agent until the Stock certificates are issued to the Participants or cash balances refunded.

                  c. Base Pay.  Regular straight time earnings excluding
                     --------
payments for overtime, shift premium, incentive compensation, bonuses, and other special payments except to the extent that the inclusion of any such item is specifically approved by the Committee

                  d.  Committee.  The committee appointed pursuant to
                      ---------
Paragraph 11 hereof to administer the terms of the Plan as such committee shall be constituted from time to time.

                  e.  Employee. Any person, including an officer, who is
                      --------
customarily employed by the Company or any Affiliate.

                  f.  Participant. Any eligible Employee who has elected to
                      -----------
participate in the Plan.

                  g.  Right.  A right to purchase Stock of the Company, whether
                      -----
pursuant to this Plan or otherwise.

                  h.  Stock.  The common stock of the Company (including but not
                      -----
limited to treasury stock).

                  i.  Stockholder.  Any stockholder of the Company.
                      -----------


         3. Eligibility and Participation.
            -----------------------------

                  a. Except as provided in Paragraph 3.b and 3.c, any Employee who is regularly scheduled to work more than 20 hours per week shall be eligible to participate in the Plan.

                  b. The Plan excludes from eligibility any person covered under a collective bargaining agreement in which the union has chosen not to include such person in the Plan.

                  c. Any provision of the Plan to the contrary notwithstanding, no Participant shall be granted a Right to purchase Stock pursuant to the Plan:

                  (1) If, immediately after the grant, such Participant would own stock, and/or hold outstanding Right. (including stock options issued by the Company), possessing 5 percent or more of the total combined voting power or value of all classes of shares of the capital stock of the Company or of any parent or subsidiary of the Company;

                  (2) Which permits his or her Rights to purchase shares of capital stock under all Code Section 423 employee stock purchase plans of the Company and its Affiliates to accrue at a rate which exceeds $25,000, for each calendar year, as determined by the fair market value of the shares at the time such Right is granted; or

                  (3) Which permits Stock to be purchased more than twenty-seven months after the Right is granted.

                  d. An eligible Employee may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company to be effective with the first payroll period following the Effective Date or the first payroll period following any subsequent calendar year quarter, as applicable.

         4. Payroll Deductions.
            ------------------

                  a. At the time a Participant files his or her authorization for a payroll deduction, he or she shall elect to have deductions made from his or her pay on each payday during the time he or she is a Participant at the rate of 3, 4, 5, 6, 7, 8, 9, or 10 percent of the Base Pay which he or she is entitled to receive on such payday unless the Participant is otherwise limited by applicable rules or law.

                  b. All payroll deductions made for a Participant shall be credited to his or her account under the Plan, which amounts shall remain in such account to be used to purchase Stock in accordance with Paragraph 5.

                  c. A Participant may discontinue his or her participation in the Plan as provided in Paragraph 8.

         5. Purchase of Stock.
            -----------------

                  a. The Committee shall grant each Participant a Right to purchase Stock. Such Right shall be granted at such time or times as the Committee may, in its sole discretion and pursuant to nondiscriminatory standards, determine; provided that, unless otherwise determined by the Committee, any grant of a Right shall result in the Participant having purchased on his or her behalf by the Agent, on the date of the grant, as many full or fractional shares of Stock as he or she will be able to have purchased with the payroll deductions that have been credited to his or her account at such time under the Plan.

                  b. The cost to Participants for the Stock purchased with payroll deductions shall be equal to 100 percent of the prevailing market price on the NASDAQ National Market System on the date the Stock is purchased, with a discount, if any, to be determined from time to time by the Committee in its sole and exclusive discretion and as permitted by Section 423 of the Code. In no event may the price of Stock purchased with Participants' payroll deductions be less than the lesser of:

                  (1) an amount equal to 85 percent of the fair market value of the Stock at the time the Right is granted or the nearest prior business day on which trading occurred on the NASDAQ National Market System; or
        (2) an amount which under the terms of the Right may not be less than 85 percent of the fair market value of the Stock at the time such Right is exercised or the nearest prior business day on which trading occurred on the NASDAQ National Market System.

                  c. The total of all deductions and payments made under the Plan, either (1) will be retained by the Company, in cases when the Company is using treasury stock, to fund the purchase of Stock, or (2) will be remitted to the Agent. The Agent will then apply the funds to purchase Stock at a price equal to 100 percent of the prevailing market price on the NASDAQ National Market System. Stock purchases will be made by the Agent no less often than once a month. Any funds remaining with the Agent after purchase of the maximum number of shares of Stock which can be purchased out of any remittance will be added to the next remittance. Purchases will be made in the name of the Agent on behalf of the Plan.

                  d. The Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury Stock, shares of Stock originally issued for such purpose, or Stock purchased on the NASDAQ National Market System.

                  e. The maximum number of shares of Stock which shall be made available for sale under the Plan shall be 900,000 shares. If the total number of shares of Stock which are to be purchased on any date in accordance with this Paragraph 5 exceeds the maximum number of shares of Stock available under the Plan, the Company shall make an allocation of the shares of Stock remaining available on a pro rata basis to the number of shares of stock which were to be purchased under the Plan but for the limitation, subject to the provisions of Paragraph 3.

         6. Custody and Issuance of Stock Certificates.
            ------------------------------------------

                  a. Each Participant will be credited with his or her pro rata share of shares of Stock purchased by the Agent with the payroll deductions credited to the Participant's account. Plan records will be confidential. The Agent will hold the Stock purchased pursuant to the direction of the Committee until issued to the Participant or as the Participant directs.

                  b. Stock certificates when issued to a Participant under this Plan will be registered in the Participant's name or in the name of another person or persons as instructed by the Participant and will be delivered to the Participant or his or her order. Stockholders shall have the right to participate in the Company's annual meeting and to vote their allocated interest in Stock and shall receive voting documents from the Agent.

         7. Dividends. All cash dividends when declared and received by the
            ---------
Agent will be credited to the Participants in proportion to the number of shares of Stock, including fractional shares, held by the Agent for the Participants' respective accounts on the dividend record date. Except as otherwise determined by the Committee, any such dividends shall be reinvested in Stock pursuant to this Plan until Stock is withdrawn or distributed to the Participant.

         8. Stock. Termination of Payroll Deductions and Distribution of:
            -----

                  a. A Participant may terminate payroll deductions at any time by giving written notice to the Committee. No further payroll deductions will be made from his or her pay except in accordance with an authorization for a new payroll deduction filed in accordance with Paragraph 3.d beginning with the first payroll period following any subsequent calendar year quarter. Payment of Stock shall be made to the Participant when he or she terminates employment with the Company and its Affiliates.

                  b. A Participant's cessation of payroll deductions will not have any effect upon his or her eligibility to elect to again participate in the Plan effective with the first payroll period following any subsequent calendar year quarter.

                  c. A Participant may terminate payroll deductions and withdraw Stock credited to his or her account under the Plan at any time by giving written notice to the Committee. All of the Participant's payroll deductions credited to his or her account and not yet applied to purchase Stock will be paid to him or her promptly after receipt of his or her notice of withdrawal, and no further payroll deductions will be made from his or her pay. The Committee may, in its discretion, treat any attempt by a Participant to borrow on the security of his or her accumulated payroll deductions or undistributed Stock as an election to withdraw such deductions and Stock. Following a Participant's withdrawal, he or she shall not be eligible to participate in the Plan or authorize payroll deductions until the first payroll period following any calendar year quarter after 12 months have expired from the date of such withdrawal.

                  d. Upon termination of the Participant's employment with the Company and its Affiliates for any reason, including retirement, the unused payroll deductions, the shares of Stock credited to his or her account, and the cash balance (representing fractional shares valued at the fair market value of the Stock as of the date coincident with or next following the Participant's termination of employment on which shares of Stock are next purchased under the
Plan) will be returned to the Participant or, in the case of his or her death, to the person or persons entitled thereto under Paragraph 15.

                  e. Notwithstanding anything in this Section 8 to the contrary, upon ceasing payroll deductions to the Plan, a Participant who is an officer or director for purposes of Section 16 of the Securities Exchange Act of 1934, as amended from time to time (a "(S)16 Insider"), shall not be permitted to reenter the Plan, or make further purchases under the Plan, until 6 months have elapsed from the date of such cessation.

          9. Interest. No interest will be paid or allowed on any money
             --------
paid into the Plan or credited to the account of any Participant.

         10. Expenses. The charges of the Agent and costs of maintaining records
             --------
and executing transfers will be borne by the Company. The Company shall pay expenses incurred in connection with the creation of this Plan and administrative expenses in connection with the purchase of Stock hereunder (including, but not limited to, any brokers' commissions on the purchase of Stock pursuant to the Plan). The Agent shall use any investment earnings on payroll deductions held by it prior to the purchase of Stock to reduce administrative expenses.

         11. Administration.
             --------------
                  a. The Plan shall be administered by a Committee consisting of not less than three members who shall be appointed by the Board of Directors of the Company. The Committee shall have full authority to interpret and construe any and all provisions of the Plan, to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination, decision, or action on the foregoing matters shall be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant. The Board of Directors of the Company may from time to time appoint members of the Committee in substitution for or in addition to the members previously appointed and may fill vacancies, however created, in the Committee. During any vacancy in the Committee, irrespective of how long such vacancy shall continue, the remaining Committee members hereunder shall have and exercise all the titles, powers, authorities and discretion given herein to the Committee. The Committee may select one of its members as its Chairperson and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may consult with counsel who may be counsel for the Company in respect of any of its duties or obligations hereunder, and each member of the Committee shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel.

                  b. The Committee and the Agent shall be fully protected in taking any action indicated by this Plan to be within the scope of the authority of any officer or in reliance upon a certified copy of a resolution of the Board of Directors of the Company which the Committee or the Agent in good faith believes to be genuine. The Committee and the Agent may rely upon any certificate, statement or other representation made to it by the Company concerning any fact required to be determined hereunder and, specifically without limitation, any certificate, statement or other representation with respect to Employee of the Company, their ages, the history of their employment and their compensation. The Committee and the Agent shall incur no liability on account of the payment of any money or the doing of any act in reliance upon any such certificate, statement or other representation. The Committee and the Agent shall not be required to take any action with respect to a change in a Participant's status with respect to employment or compensation until the Committee and the Agent have been notified of any such change by the Company.

         12. Designation of Agent. Subject to its right to terminate the
             --------------------
designation, the Company has designated The Bank of New York as the Agent hereunder.

         13.  Responsibility. None of the Company, the Committee, nor the Agent
              --------------
shall have any responsibility or liability, other than liabilities arising out of any of the federal or state securities laws, for any act or thing done or left undone, including, without limiting the generality of the foregoing, any action taken in good faith with respect to the price, time, quantity, or other conditions and circumstances of the purchase of Stock under the terms of the Plan. A determination by the Committee as to any question that may arise regarding the Plan's conduct or operation shall be final. The Committee shall be indemnified by the Company against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto unless the act is a violation of state or federal law. Neither the Company nor the Committee shall be responsible for any act or failure to act of the Agent.

         14.  Information. Copies of the Company's annual report to Stockholders
              -----------
for the immediately preceding year are available upon request at the Vice President of Finance's office. Reference to this report and to all subsequent reports should be made for detailed information regarding the Company's earnings, balance sheet, capitalization, and management.

         15.  Designation of Beneficiary. In the event that the Participant
              --------------------------
should die while hereunder entitled to allocated shares of Stock or uninvested payroll withholding, the payment or distribution which would otherwise be made to the Participant shall be paid to the surviving spouse, or if there is no surviving spouse, to such of the Participant's descendants who survive the Participant, payable per stirpes. If none of the foregoing persons are living, such payment shall be made to the Participant's estate. As used herein, the term spouse shall not include any individual from whom the Participant is legally separated on the date of the Participant's death.

         16.  Transferability. Neither payroll deductions credited to a
              ---------------
Participant's account, nor any Rights, nor any Stock held in a Participant's account may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant. Any such attempted assignment shall be of no force and effect, except that the Company may treat such act as an election to withdraw Stock in accordance with Paragraph 8.

         17.  Use of Funds. All payroll deductions received or held by the
              ------------
Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

         18.  Amendment or Termination. The Board of Directors of the Company
              ------------------------
may terminate or amend the Plan and appoint or remove an Agent at any time. No such termination can affect entitlement to Stock purchased for any Participant, nor may an amendment make any change in any Rights theretofore granted which would adversely affect the benefit to which any Participant is entitled, nor may an amendment be made without prior approval of the Stockholders of the Company if such amendment would:

                  a. Require the issuance of more shares of Stock than are authorized under the Plan; or

                  b. Permit payroll deductions at a rate in excess of 10 percent of a Participant's Base Pay.

         19.  Notices. All notices or other communications by a Participant to
              -------
the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Vice President of Finance of the Company or when received in the form specified by the Company at the location, or by the person designated by the Company for the receipt thereof.

         20.  Effective Date. The Plan shall become effective as of May 1, 1993,
              --------------
subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the Stockholders held on or before April 30, 1994. If the Plan is not so approved, the Plan shall not become effective. Notwithstanding anything in this Section 20 to the contrary, this Plan shall not become effective until a registration statement on Form S-8 under the 1933 Act has become effective with respect to the Plan.

         21.  No Employment Rights. The Plan does not, directly or indirectly,
              --------------------
create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

         22.  Effect of Plan. The provisions of the Plan shall, in accordance
              --------------
with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executor, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

         23.  Limitations. The Plan is intended to provide shares of Stock for
              -----------
investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell shares of Stock purchased under the Plan at any time he or she chooses, subject to compliance with any applicable federal or state securities laws; provided, however, that because of certain federal tax requirements, each Participant shall agree, by entering the Plan, to give the Company prompt notice of any shares of Stock disposed of within the later of two years of the date of the grant of the Right or within one year of the date of the Stock purchase, and the number of such shares of Stock disposed of.

         24.  Construction of Plan. The Paragraph headings and numbers are
              --------------------
included only for convenience of reference and are not to be taken as limiting or extending the terms or provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural, or the plural may be read as singular.

         25.  Severability. This Plan is intended to comply in all respects with
              ------------
applicable law and regulations, including, with respect to Participants who are S16 Insiders, Rule 16(b) (3) adopted by the Securities and Exchange Commission. In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16(b)(3)), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16(b)(3)) so as to further the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are S16 Insiders, such Participants shall not be permitted to sell any Stock purchased hereunder until at least 6 months have elapsed from the date of purchase.

         26.  Governing Law. The law of the State of Delaware will govern all
              -------------
matters relating to this Plan except to the extent it is superseded by the laws of the United States.